Exhibit 99.1

Veeva Announces Fiscal 2016 Second Quarter Results

Total Revenues of $98.1M, up 30% Year-over-year;

Subscription Services Revenue of $75.3M, up 33% Year-over-year

PLEASANTON, Calif.--(BUSINESS WIRE)--August 27, 2015--Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for life sciences, today announced results for its fiscal second quarter ended July 31, 2015.

“Our consistent execution and focus on customer success is driving strong growth,” said CEO Peter Gassner. “The life sciences industry’s transition to the cloud is gaining momentum and extending across a broader range of business functions. We believe our expanding industry cloud solutions portfolio positions us well for the large opportunity ahead.”

Fiscal 2016 Second Quarter Results:

  Revenues: Total revenues for the second quarter were $98.1 million, up from $75.7 million one year ago, an increase of 30% year-over-year. Subscription services revenues for the second quarter were $75.3 million, up from $56.6 million one year ago, an increase of 33% year-over-year.
  Operating income and non-GAAP operating income(1): Second quarter operating income was $22.4 million, compared to $16.8 million one year ago, an increase of 33% year-over-year. Non-GAAP operating income for the second quarter was $28.7 million, compared to $20.8 million one year ago, an increase of 38% year-over-year.
  Net income and non-GAAP net income(1): Second quarter net income was $13.4 million, compared to $9.6 million one year ago, an increase of 40% year-over-year. Non-GAAP net income for the second quarter was $18.2 million, compared to $12.4 million one year ago, an increase of 47% year-over-year.
  Net income per share and non-GAAP net income per share(1): For the second quarter, fully diluted net income per share was $0.09, compared to $0.07 one year ago, while non-GAAP fully diluted net income per share was $0.13, compared to $0.09 one year ago.

“We posted another strong quarter, with results above our guidance. Our outlook for the fiscal year calls for high growth and significant profitability that differentiates us,” said CFO Tim Cabral. “We continue to expect subscription revenue for the year to increase more than 100% for non-CRM offerings and about 20% for CRM offerings.”

Recent Highlights:

  Key Vault Customer Wins – Q2 saw a number of key wins, including a top 20 pharmaceutical company that selected Vault eTMF to replace its legacy content management system globally, marking the sixth top 20 pharmaceutical company to choose Vault eTMF in the last 18 months.
  Largest Commercial Summit – Veeva Commercial Summit in June was the largest in company history and biggest of its kind in the industry with more than 1,000 attendees.
  Multichannel CRM Momentum and New CRM Add-ons Launched – Veeva CRM Approved Email subscription revenue nearly tripled year-over-year and surpassed the 50-customer mark in the quarter. Two new CRM add-ons, Veeva Align and Veeva CRM Events Management, became generally available and the first customer for each was closed in the quarter.
  Expanding Global Footprint for Veeva OpenData – Veeva OpenData has expanded into France and Italy, building on the commitment to deliver a new approach to customer reference data that is open, easy, and global.

Financial Outlook:

Veeva is providing guidance for its fiscal third quarter ending October 31, 2015 as follows:

  Total revenues between $101.5 and $103.0 million.
  Non-GAAP operating income between $27.5 and $28.5 million.
  Non-GAAP fully diluted net income per share between $0.11 and $0.12.

Veeva is updating guidance for its fiscal year ending January 31, 2016 as follows:

  Total revenues between $395 and $398 million.
  Non-GAAP operating income between $111 and $113 million.
  Non-GAAP fully diluted net income per share between $0.47 and $0.48.

Conference Call Information:
What:	Veeva’s Fiscal 2016 Second Quarter Results Conference Call
When:	Thursday, August 27, 2015
Time:	1:30 p.m. PT (4:30 p.m. ET)
Live Call:	1-877-201-0168, domestic
1-647-788-4901, international
Conference ID 9852 6207
Webcast:	ir.veeva.com

__________

(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the sections titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.

About Veeva Systems

Veeva Systems Inc. is a leader in cloud-based software for the global life sciences industry. Committed to innovation, product excellence, and customer success, Veeva has more than 300 customers, ranging from the world's largest pharmaceutical companies to emerging biotechs. Veeva is headquartered in the San Francisco Bay Area, with offices in Europe, Asia, and Latin America. For more information, visit www.veeva.com.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Veeva's future financial outlook and financial performance, market growth, the benefits from the use of Veeva's solutions, our strategies, and general business conditions. Any forward-looking statements contained in this press release are based upon Veeva's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Veeva's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Veeva disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including (i) our limited operating history, which makes it difficult to predict future results;(ii) our expectation that the future growth rate of our revenues will decline, and that as our costs increase, we may not be able to generate sufficient revenues to sustain the level of profitability we have achieved in the past or achieve profitability in the future; (iii) breaches in our security measures, unauthorized access to our customers’ data, or system availability or performance problems associated with our data centers or computing infrastructure; (iv) dependence on revenues from our Veeva CRM solution, and the rate of adoption of our new products; (v) acceptance of our applications and services by customers, including renewals of existing subscriptions and purchases of subscriptions for additional users and solutions; (vi) loss of one or more key customers; (vii) adverse changes in general economic or market conditions, particularly in the life sciences industry; (viii) delays or reductions in information technology spending, particularly in the life sciences industry, including as a result of mergers in the life sciences industry; (ix) the development of the market for enterprise cloud services, particularly in the life sciences industry; (x) competitive factors, including but not limited to pricing pressures, industry consolidation, difficulty securing rights to access, host or integrate with complementary third party products or data used by our customers, entry of new competitors and new applications and marketing initiatives by our competitors; (xi) our ability to manage our growth effectively; and (xii) changes in sales that may not be immediately reflected in our results due to the ratable recognition of our subscription revenue.

Additional risks and uncertainties that could affect Veeva’s financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s filing on Form 10-Q for the period ended April 30, 2015, which is available on the company’s website at www.veeva.com under the Investors section and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Veeva makes with the SEC from time to time.

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	July 31,	January 31,
	2015	2015
Assets
Current assets:
Cash and cash equivalents	$119,776	$129,253
Short-term investments	318,191	268,620
Accounts receivable, net	67,977	92,661
Deferred income taxes	4,815	4,815
Other current assets	11,991	6,488
Total current assets	522,750	501,837
Property and equipment, net	44,425	28,203
Capitalized internal-use software, net	1,078	1,240
Goodwill	10,624	4,850
Intangible assets, net	7,683	4,904
Other long-term assets	5,072	3,856
Total assets	$591,632	$544,890

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,891	$3,886
Accrued compensation and benefits	7,592	6,497
Accrued expenses and other liabilities	10,891	8,939
Income tax payable	2,510	3,241
Deferred revenue	109,518	112,960
Total current liabilities	134,402	135,523
Other long-term liabilities	3,593	2,534
Total liabilities	137,995	138,057
Stockholders’ equity:
Class A common stock	1	—
Class B common stock	—	1
Additional paid-in capital	338,343	317,881
Accumulated other comprehensive income	(20)	26
Retained earnings	115,313	88,925
Total stockholders’ equity	453,637	406,833
Total liabilities and stockholders’ equity	$591,632	$544,890

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)
	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Revenues:
Subscription services	$75,280	$56,572	$144,174	$105,093
Professional services and other	22,827	19,092	43,856	37,292
Total revenues	98,107	75,664	188,030	142,385
Cost of revenues(2):
Cost of subscription services	16,819	13,346	32,692	25,386
Cost of professional services and other	16,654	14,790	32,766	28,700
Total cost of revenues	33,473	28,136	65,458	54,086
Gross profit	64,634	47,528	122,572	88,299
Operating expenses(2):
Research and development	15,255	9,787	28,212	18,779
Sales and marketing	18,057	13,810	33,553	26,624
General and administrative	8,969	7,146	17,529	13,554
Total operating expenses	42,281	30,743	79,294	58,957
Operating income	22,353	16,785	43,278	29,342
Other income (expense), net	(445)	(101)	318	(131)
Income before income taxes	21,908	16,684	43,596	29,211
Provision for income taxes	8,502	7,106	17,208	12,412
Net income	$13,406	$9,578	$26,388	$16,799

Net income attributable to common stockholders, basic and diluted:	$13,390	$9,490	$26,357	$16,643

Net income per share attributable to common stockholders:
Basic	$0.10	$0.07	$0.20	$0.13
Diluted	$0.09	$0.07	$0.18	$0.12

Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	131,799	127,314	131,455	125,632
Diluted	144,871	143,353	144,870	143,506
Other comprehensive income:
Net change in unrealized losses on available-for-sale investments	$(76)	$(114)	$(79)	$(68)
Net change in cumulative foreign currency translation gain (loss)	41	(23)	33	(57)
Comprehensive income	$13,371	$9,441	$26,342	$16,674

__________
(2) Includes stock-based compensation as follows:

Cost of revenues:
Cost of subscription services	$136	$54	$247	$107
Cost of professional services and other	973	580	1,715	1,162
Research and development	1,643	874	3,026	1,761
Sales and marketing	1,755	760	2,875	1,536
General and administrative	1,104	1,132	2,547	2,090
Total stock-based compensation	$5,611	$3,400	$10,410	$6,656

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)
	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cash flows from operating activities
Net income	$13,406	$9,578	$26,388	$16,799
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,344	991	2,368	1,921
Amortization of premiums on short-term investments	750	421	1,513	733
Stock-based compensation	5,611	3,400	10,410	6,656
Bad debt expense	245	41	238	69
Changes in operating assets and liabilities:
Accounts receivable	1,995	(721)	25,531	(3,533)
Income taxes	(9,230)	(280)	(6,368)	(2,958)
Other current and long-term assets	651	511	684	(1,350)
Accounts payable	560	(1,210)	(200)	(298)
Accrued expenses and other current liabilities	1,673	(6,544)	337	(1,226)
Deferred revenue	(1,651)	10,431	(3,848)	17,923
Other long-term liabilities	(172)	(10)	(80)	2
Net cash provided by operating activities	15,182	16,608	56,973	34,738
Cash flows from investing activities
Purchases of short-term investments	(67,078)	(94,776)	(167,915)	(229,892)
Maturities and sales of short-term investments	69,008	40,763	116,752	44,630
Purchases of property and equipment	(9,782)	(24,983)	(14,492)	(25,282)
Acquisitions, net of cash acquired	(7)	—	(9,994)	—
Purchases of intangible assets	(568)	—	(568)	—
Capitalized internal-use software development costs	(172)	—	(194)	(220)
Changes in restricted cash and deposits	2	4	3	1
Net cash used in investing activities	(8,597)	(78,992)	(76,408)	(210,763)
Cash flows from financing activities
Proceeds from early exercise of common stock options	2	—	10	—
Proceeds from exercise of common stock options	1,608	1,527	2,770	2,212
Net proceeds from offerings	—	(499)	—	34,495
Proceeds from Employee Stock Purchase Plan	—	5,951	—	5,951
Restricted stock units acquired to settle employee tax withholding liability	(2)	—	(6)	—
Excess tax benefits from employee stock plans	3,982	6,654	7,151	11,033
Net cash provided by financing activities	5,590	13,633	9,925	53,691
Effect of exchange rate changes on cash and cash equivalents	40	(21)	33	(57)
Net change in cash and cash equivalents	12,215	(48,772)	(9,477)	(122,391)
Cash and cash equivalents at beginning of period	107,561	188,888	129,253	262,507
Cash and cash equivalents at end of period	$119,776	$140,116	$119,776	$140,116

Non-GAAP Financial Measures

Veeva has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information primarily includes non-GAAP net income, non-GAAP fully diluted net income per share, non-GAAP operating income, and non-GAAP operating margin. Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. Veeva believes they are useful to investors, as a supplement to GAAP measures, as a means to evaluate period-to-period comparisons, in evaluating Veeva's ongoing operating results and trends and in comparing its financial measures with other companies in Veeva's industry, many of which present similar non-GAAP financial measures to investors. These non-GAAP measures are adjusted for the impact of expenses associated with stock-based compensation, amortization of purchased intangibles, capitalization of expenses associated with development of internal-use software and the subsequent amortization of the capitalized expenses, and the tax effect of all of these non-GAAP adjustments.

As described above, Veeva may exclude the following items from its non-GAAP measures:

  Stock-based compensation expenses. Veeva excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses and management finds it useful to exclude certain non-cash charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
  Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of acquisitions. Management finds it useful to exclude these variable charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of purchased intangible assets will recur in future periods.
  Capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses. Veeva capitalizes certain costs incurred for the development of computer software for internal use and then amortizes those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, Veeva believes that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.
  Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded from the non-GAAP measures relate to the tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation, purchased intangibles and capitalized internal-use software for GAAP and non-GAAP measures.

There are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which items are adjusted to calculate our non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure and not to rely on any single financial measure to evaluate our business. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the third quarter and full year of its fiscal year ending January 31, 2016 because of the difficulty of estimating certain items that are excluded from non-GAAP operating income and non-GAAP fully diluted net income per share, such as charges related to stock-based compensation expense, capitalization of internal-use software development expenses and the subsequent amortization of the capitalized expenses and amortization of acquisition-related intangibles, the effect of which may be significant.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and non-GAAP net income per share for the periods shown below:

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)
	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Cost of subscription services revenues on a GAAP basis	$16,819	$13,346	$32,692	$25,386
Stock-based compensation expense	(136)	(54)	(247)	(107)
Amortization of purchased intangibles	(567)	(369)	(937)	(739)
Amortization of internal-use software	(191)	(217)	(380)	(416)
Cost of subscription services revenues on a non-GAAP basis	$15,925	$12,706	$31,128	$24,124

Gross margin on subscription services revenues on a GAAP basis	77.7%	76.4%	77.3%	75.8%
Stock-based compensation expense	0.2	0.1	0.2	0.1
Amortization of purchased intangibles	0.7	0.6	0.6	0.7
Amortization of internal-use software	0.2	0.4	0.3	0.4
Gross margin on subscription services revenues on a non-GAAP basis	78.8%	77.5%	78.4%	77.0%

Cost of professional services and other revenues on a GAAP basis	$16,654	$14,790	$32,766	$28,700
Stock-based compensation expense	(973)	(580)	(1,715)	(1,162)
Cost of professional services and other revenues on a non-GAAP basis	$15,681	$14,210	$31,051	$27,538

Gross margin on professional services and other revenues on a GAAP basis	27.0%	22.5%	25.3%	23.0%
Stock-based compensation expense	4.3	3.1	3.9	3.2
Gross margin on professional services and other revenues on a non-GAAP basis	31.3%	25.6%	29.2%	26.2%

Gross profit on a GAAP basis	$64,634	$47,528	$122,572	$88,299
Stock-based compensation expense	1,109	634	1,962	1,269
Amortization of purchased intangibles	567	369	937	739
Amortization of internal-use software	191	217	380	416
Gross profit on a non-GAAP basis	$66,501	$48,748	$125,851	$90,723

Gross margin on total revenues on a GAAP basis	65.9%	62.8%	65.2%	62.0%
Stock-based compensation expense	1.1	0.8	1.0	0.9
Amortization of purchased intangibles	0.6	0.5	0.5	0.5
Amortization of internal-use software	0.2	0.3	0.2	0.3
Gross margin on total revenues on a non-GAAP basis	67.8%	64.4%	66.9%	63.7%

Research and development expense on a GAAP basis	$15,255	$9,787	$28,212	$18,779
Stock-based compensation expense	(1,643)	(874)	(3,026)	(1,761)
Capitalization of internal-use software	172	—	194	220
Research and development expense on a non-GAAP basis	$13,784	$8,913	$25,380	$17,238

Sales and marketing expense on a GAAP basis	$18,057	$13,810	$33,553	$26,624
Stock-based compensation expense	(1,755)	(760)	(2,875)	(1,536)
Amortization of purchased intangibles	(109)	(43)	(152)	(86)
Sales and marketing expense on a non-GAAP basis	$16,193	$13,007	$30,526	$25,002

General and administrative expense on a GAAP basis	$8,969	$7,146	$17,529	$13,554
Stock-based compensation expense	(1,104)	(1,132)	(2,547)	(2,090)
General and administrative expense on a non-GAAP basis	$7,865	$6,014	$14,982	$11,464

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Operating expense on a GAAP basis	$42,281	$30,743	$79,294	$58,957
Stock-based compensation expense	(4,502)	(2,766)	(8,448)	(5,387)
Amortization of purchased intangibles	(109)	(43)	(152)	(86)
Capitalization of internal-use software	172	—	194	220
Operating expense on a non-GAAP basis	$37,842	$27,934	$70,888	$53,704

Operating income on a GAAP basis	$22,353	$16,785	$43,278	$29,342
Stock-based compensation expense	5,611	3,400	10,410	6,656
Amortization of purchased intangibles	676	412	1,089	825
Capitalization of internal-use software	(172)	—	(194)	(220)
Amortization of internal-use software	191	217	380	416
Operating income on a non-GAAP basis	$28,659	$20,814	$54,963	$37,019

Operating margin on a GAAP basis	22.8%	22.2%	23.0%	20.6%
Stock-based compensation expense	5.7	4.5	5.5	4.7
Amortization of purchased intangibles	0.7	0.5	0.6	0.6
Capitalization of internal-use software	(0.2)	—	(0.1)	(0.2)
Amortization of internal-use software	0.2	0.3	0.2	0.3
Operating margin on a non-GAAP basis	29.2%	27.5%	29.2%	26.0%

Net income on a GAAP basis	$13,406	$9,578	$26,388	$16,799
Stock-based compensation expense	5,611	3,400	10,410	6,656
Amortization of purchased intangibles	676	412	1,089	825
Capitalization of internal-use software	(172)	—	(194)	(220)
Amortization of internal-use software	191	217	380	416
Income tax effect on non-GAAP adjustments	(1,534)	(1,246)	(2,747)	(1,737)
Net income on a non-GAAP basis	$18,178	$12,361	$35,326	$22,739

Net income allocated to participating securities on a GAAP basis	$(16)	$(88)	$(31)	$(156)
Net income allocated to participating securities from non-GAAP adjustments	(5)	(26)	(10)	(56)
Net income allocated to participating securities on a non-GAAP basis	(21)	(114)	(41)	(212)
Net income attributable to common stockholders on a non-GAAP basis	$18,157	$12,247	$35,285	$22,527

Diluted net income per share on a GAAP basis	$0.09	$0.07	$0.18	$0.12
Stock-based compensation expense	0.04	0.03	0.07	0.04
Amortization of purchased intangibles	0.01	—	0.01	0.01
Capitalization of internal-use software	—	—	—	—
Amortization of internal-use software	—	—	—	—
Income tax effect on non-GAAP adjustments	(0.01)	(0.01)	(0.02)	(0.01)
Diluted net income per share on a non-GAAP basis	$0.13	$0.09	$0.24	$0.16

CONTACT:
Veeva Systems Inc.
Investor Relations Contact:
Rick Lund, 925-271-9816
ir@veeva.com
Media Contact:
Amy Farrell, 617-366-7149
pr@veeva.com